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                                                                    EXHIBIT 23.2



                        CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in Amendment 2 to the Registration Statement (Form S-3 No. 333-12723) and the related Prospectus of UROHEALTH Systems, Inc. for the registration of 5,000,000 shares of its common stock and to the inclusion therein of our report dated August 22, 1994, with respect to the consolidated statements of operations, stockholders' equity and cash flows of UROHEALTH Systems, Inc. for the year ended June 30, 1994.



                                          DOANE RAYMOND



                                          Chartered Accountants


Toronto, Canada


November 7, 1996